LIMITED LIABILITY COMPANY AGREEMENT

OF

_________________________________

This Limited Liability Company Agreement (together with the schedules attached hereto, this "Agreement") of _____________________ (the "Company"), is entered into by RESOURCE REAL ESTATE INVESTORS 6, L.P., a Delaware limited partnership, as the initial equity member (the "Member") and _____________________, a Delaware limited liability company, as the Manager and the Special Member (as defined on Schedule A hereto).  Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A hereto.

The Member, by execution of this Agreement, hereby forms the Company as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), as amended from time to time (the "Act"), and this Agreement, and the Member, the Manager and Special Member hereby agree as follows:

Section 1.     Name.

The name of the limited liability company formed hereby is _____________________.

Section 2.     Principal Business Office.

The principal business office of the Company shall be located at One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia, Pennsylvania 19112, or such other location as may hereafter be determined by the Member.

Section 3.     Registered Office.

The address of the registered office of the Company in the State of Delaware is 110 S. Poplar Street, Suite 101, in the City of Wilmington, County of New Castle, Delaware 19801.

Section 4.     Registered Agent.

The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Andrew Lubin, 110 S. Poplar Street, Suite 101, in the City of Wilmington, County of New Castle, Delaware 19801.

Section 5.     Members.

(a) The mailing address of the Member is set forth on Schedule B attached hereto.  The Member was admitted to the Company as a member of the Company upon its execution of a counterpart signature page to this Agreement.

(b) Subject to Section 9(f), the Member may act by written consent.

(c) Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than (i) upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 21 and 23, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 22 and 23), the Manager shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution.  It is the intent of these provisions that the Company never have more than one Special Member at any particular point in time.  No Special Member may resign from the Company or transfer its rights as Special Member unless a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement; provided, however, the Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute Member appointed by the personal representative (as defined in the Act) of the Person that was the last remaining Member.  The Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets.  Pursuant to Section 18-301 of the Act, the Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company.  A Special Member, in its capacity as Special Member, may not bind the Company.  Except as required by any mandatory provision of the Act, the Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company.  In order to implement the admission to the Company of the Special Member, the Manager shall execute a counterpart to this Agreement.  Prior to its admission to the Company as Special Member, the Manager shall not be a member of the Company.

Section 6.     Certificates.

Diane Townsend is hereby designated as an "authorized person" within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware.  Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, her powers as an "authorized person" ceased, and the Manager thereupon became the designated "authorized person" and shall continue as the designated "authorized person" within the meaning of the Act.  The Manager shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in Texas and in any other jurisdiction in which the Company may wish to conduct business.

The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.

Section 7.     Purposes.

(a) The purpose to be conducted or promoted by the Company is to engage in the following activities:

(i)	to acquire and hold title to the real property and improvements located thereon situate at _______________________________, commonly known as the _____________________;

(ii)
to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes.

(b) The Company, the Member and/or the Manager may, on behalf of the Company, enter into, execute, deliver and perform the Company’s obligations under the Loan Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of the Member, Manager or other Person notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation.  The foregoing authorization shall not be deemed a restriction on the powers of the Member or the Manager to enter into other agreements on behalf of the Company.

Section 8. Powers.

Subject to Section 9(f), the Company, and the Manager on behalf of the Company, (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

Section 9.     Management.

(a)     Management by Manager.  The management of the business and affairs of the Company shall be the sole and complete responsibility of the Manager.  The Members, as such, shall not take part in, or interfere in any manner with, the management, conduct or control of the business and affairs of the Company, and shall not have any right or authority to act for or bind the Company.  The Company may act only by actions taken by or under the direction of the Manager in accordance with this Agreement.

(b)     Manager. _____________________, a Delaware limited liability company, is hereby designated as the Manager of the Company.  The Manager, and any additional or substitute manager of the Company, may not be an individual and shall at all times have as its sole purpose to act as the Manager and Special Member of the Company, and shall be engaged in no other business or have any other purpose.

(c)     Powers of the Manager.  Subject to Section 9(f), the Manager shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by the Manager under the laws of the State of Delaware.  The Manager shall have the authority to bind the Company.

(d)     Intentionally Omitted.

(e)     Limitation of Liability.  To the fullest extent permitted by law, the Manager shall not be personally liable, as such, for monetary damages (other than under criminal statutes and under Federal, state and local laws imposing liability on managers for the payment of taxes) for any action taken, or any failure to take any action, unless the person’s conduct constitutes self-dealing, willful misconduct or recklessness.  No amendment or repeal of this Section shall apply to or have any effect on the liability or alleged liability of any person who is or was the Manager of the Company for or with respect to any acts or omissions of the Manager occurring prior to the effective date of such amendment or repeal.  If the Act is amended to permit a Delaware limited liability company to provide greater protection from personal liability for its managers than the express terms of this Section provides, then this Section shall be construed to provide for such greater protection.

(f)     Limitations on the Company's Activities.

The Manager shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Manager shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Company.  The Manager also shall cause the Company to and the Company shall:

(i)	maintain its own separate books, records and bank accounts;

(ii)	at all times hold itself out to the public and all other Persons as a legal entity separate from the Member and any other Person;

(iii)
file its own tax returns, if any, as may be required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

(iv)	except as contemplated by the Loan Documents, not commingle its assets with assets of any other Person;

(v)	conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence;

(vi)	maintain separate financial statements;

(vii)	pay its own liabilities only out of its own funds;

(viii)	maintain an arm's length relationship with its Affiliates and the Member;

(ix)	pay the salaries of its own employees, if any;

(x)	not hold out its credit or assets as being available to satisfy the obligations of others;

(xi)	allocate fairly and reasonably any overhead for shared expenses, including, without limitation, shared office space;

(xii)	use separate stationery, invoices and checks;

(xiii)	except as contemplated by the Loan Documents, not guarantee or pledge its assets for the benefit of any other Person;

(xiv)	correct any known misunderstanding regarding its separate identity and not identify itself as a department or division of another Person;

(xv)	be solvent and maintain adequate capital and a sufficient number of employees in light of its contemplated business purpose, transactions and liabilities;

(xvi)	observe all Delaware limited liability company formalities;

(xvii)	not acquire any obligation or securities of the Member or of any Affiliate of the Company;

(xviii)
cause the Manager, agents and other representatives of the Company to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company;

(xix)
not enter into or be a party to any transaction with its Affiliates except in the ordinary course of business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm’s length transaction with an unrelated third party; and

(xx)	maintain its assets in such a manner that is not costly or difficult to segregate or identify its individual assets from those of any Person.

Failure of the Company, or the Member or Manager on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member or Manager.  The foregoing notwithstanding, none of the terms or provisions of this Section 9(f) shall cause, require or be construed to cause or require the Member to make any additional capital contributions to the Company.

Section 10.   Intentionally Omitted.

Section 11.   Intentionally Omitted.

Section 12.   Limited Liability.

Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and none of the Member, the Special Member or Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member, Special Member or manager of the Company.

Section 13.   Capital Contributions.

The Member has contributed to the Company cash in the amount listed on Schedule B attached hereto.  In accordance with Section 5(c), the Special Member shall not be required to make any capital contributions to the Company.

Section 14.   Additional Contributions.

The Member is not required to make any additional capital contribution to the Company. However, the Member may make additional capital contributions to the Company at any time upon the written consent of such Member.  To the extent that the Member makes an additional capital contribution to the Company, the Member shall revise Schedule B of this Agreement.  The provisions of this Agreement, including this Section 14, are intended to benefit the Member and the Special Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member and the Special Member shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

Section 15.   Allocation of Profits and Losses.

The Company's profits and losses shall be allocated to the Member.

Section 16.   Distributions.

Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Manager.  Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law.

Section 17.   Books and Records.

The Manager shall keep, or cause to be kept, complete and accurate books of account and records with respect to the Company's business.  The books of the Company shall at all times be maintained by the Manager.  The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours.  The Company, and the Manager on behalf of the Company, shall not have the right to keep confidential from the Member any information that the Manager would otherwise be permitted to keep confidential from the Member pursuant to Section 18-305(c) of the Act.  The Company's books of account shall be kept using the method of accounting determined by the Member.  The Company's independent auditor, if any, shall be an independent public accounting firm selected by the Member.

Section 18.   Reports.

(a) Within 60 days after the end of each fiscal quarter, the Manager shall cause to be prepared an unaudited report setting forth as of the end of such fiscal quarter:

(i)	unless such quarter is the last fiscal quarter, a balance sheet of the Company; and

(ii)	unless such quarter is the last fiscal quarter, an income statement of the Company for such fiscal quarter.

(b) The Manager shall use diligent efforts to cause to be prepared and mailed to the Member, within 90 days after the end of each fiscal year, an audited or unaudited report setting forth as of the end of such fiscal year:

(i)	a balance sheet of the Company;

(ii)	an income statement of the Company for such fiscal year; and

(iii)	a statement of the Member's capital account.

(c)  The Manager shall, after the end of each fiscal year, use reasonable efforts to cause the Company's independent accountants, if any, to prepare and transmit to the Member as promptly as possible any such tax information as may be reasonably necessary to enable the Member to prepare its federal, state and local income tax returns relating to such fiscal year.

Section 19.   Other Business.

The Member, the Special Member and any Affiliate of the Member or the Special Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others notwithstanding any provision to the contrary at law or in equity.  The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

Section 20.   Exculpation and Indemnification.

(a)  None of the Member, the Special Member or any Manager, employee or agent of the Company or any employee, representative, agent or Affiliate of the Member, Manager or the Special Member (collectively, the "Covered Persons") shall, to the fullest extent permitted by law, be liable to the Company or any other Person that is a party to or is otherwise bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

(b)  To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 20 by the Company shall be provided out of and to the extent of Company assets only, and the Member and the Special Member shall not have personal liability on account thereof.

(c)  To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 20.

(d)  A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

(e) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person.  The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member and the Special Member to replace such other duties and liabilities of such Covered Person.

(f) The foregoing provisions of this Section 20 shall survive any termination of this Agreement.

Section 21.   Assignments.

The Member may assign in whole or in part its limited liability company interest in the Company; provided, that for so long as any Obligation is outstanding, the Member may not assign its limited liability company interest in the Company except as permitted by the Loan Documents.  Subject to Section 23, if the Member transfers all of its limited liability company interest in the Company pursuant to this Section 21, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement.  Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company.  Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation in compliance with the Loan Documents shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

Section 22.   Resignation.

So long as any Obligation is outstanding, the Member may not resign, except as permitted under the Loan Documents and if an additional member is admitted to the Company pursuant to Section 23.  If the Member is permitted to resign pursuant to this Section 22, an additional member of the Company shall be admitted to the Company, subject to Section 23, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement.  Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

Section 23.   Admission of Additional Members.

One or more additional members of the Company may be admitted to the Company with the written consent of the Member; provided, however, that, notwithstanding the foregoing, so long as any Obligation remains outstanding, no additional member may be admitted to the Company other than in accordance with the Loan Documents.

Section 24.   Dissolution.

(a)  The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.  Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company or that causes the Member to cease to be a member of the Company (other than (i) upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 21 and 23, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 22 and 23), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company or the Member in the Company.

(b)  Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or a Special Member shall not cause the Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

(c)  Notwithstanding any other provision of this Agreement, each of the Member and the Special Member waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member or a Special Member, or the occurrence of an event that causes the Member or a Special Member to cease to be a member of the Company.

(d)  In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

(e)  The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

Section 25.   Right to Partition; Nature of Interest.

To the fullest extent permitted by law, each of the Member and the Special Member shall have a right or power to cause the Company or any of its assets to be partitioned, subject to all prohibitions and limitations with respect to such right contained in any of the Loan Documents.  The Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to Section 16 hereof.  The interest of the Member in the Company is personal property.

Section 26.   Benefits of Agreement; No Third-Party Rights.

None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member or a Special Member.  Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person.

Section 27.   Severability of Provisions.

Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 28.   Entire Agreement.

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 29.   Binding Agreement.

Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Manager, in accordance with its terms.

Section 30.   Governing Law.

This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

Section 31.   Amendments.

This Agreement may be modified, altered, supplemented or amended pursuant to a written agreement executed and delivered by the Member.

Section 32.   Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

Section 33.   Notices.

Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 2, (b) in the case of the Member, to the Member at its address as listed on Schedule B attached hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

Section 34.   Effectiveness.

Pursuant to Section 18-201 (d) of the Act, this Agreement shall be effective as of the time of the filing of the Certificate of Formation with the Office of the Delaware Secretary of State on December 10, 2007.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement as of the ____ day of February, 2008.

MEMBER:

RESOURCE REAL ESTATE INVESTORS 6, L.P., a Delaware limited partnership

By: Resource Capital Partners, Inc., its general partner

By:______________________________
Name:
Title:

MANAGER AND SPECIAL MEMBER:

_________________________________,
a Delaware limited liability company

By:__________________________
Name:
Title:

SCHEDULE A

Definitions
A.           Definitions

When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

"Act" has the meaning set forth in the preamble to this Agreement.

"Affiliate" means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

"Agreement" means this Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated or supplemented or otherwise modified from time to time.

"Bankruptcy" means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated.  The foregoing definition of "Bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in Sections 18-101(1) and 18-304 of the Act.

"Bankruptcy Action" means to institute proceedings to have the Company be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company or file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or admit in writing the Company's inability to pay its debts generally as they become due, or declare or effectuate a moratorium on the payment of any obligation, or take action in furtherance of any such action.

"Certificate of Formation" means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on December 10, 2007, as amended or amended and restated from time to time.

"Company" means _____________________, a Delaware limited liability company.

"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. "Controlling" and "Controlled" shall have correlative meanings.  Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly 10% or more of the ownership interests.

"Covered Persons" has the meaning set forth in Section 20(a).

"Lender" means Grandbridge Real Estate Capital LLC, a North Carolina limited liability company, and its successors and/or assigns.

"Loan" means that certain $10,430,000.00 loan from Lender.

"Loan Documents" means the Multifamily Note, Multifamily Deed of Trust, Assignment of Rents and Security Agreement and Fixture Filing, Borrower’s Certificate and Agreement, Replacement Reserve Agreement, Repair Escrow Agreement, Replacement Reserve Agreement, Repair Agreement, UCC Financing Statements, and all documents and certificates contemplated thereby or delivered in connection therewith.

“Manager” means the Person designated by the Member as the Manager from time to time in accordance with this Agreement, in its capacity as a manager of the Company.  The Manager is hereby designated as a “manager” within the meaning of Section 18-101(10) of the Act.

"Member" means Resource Real Estate Investors 6, L.P. as the initial member of the Company, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company; provided, however, the term "Member" shall not include the Special Member.

"Obligation" shall mean the indebtedness, liabilities and obligations of the Company under or in connection with the Loan Documents.

"Person" means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

"Special Member" means, upon such person's admission to the Company as a member of the Company pursuant to Section 5(c), the Manager of the Company, in such person's capacity as a member of the Company.  A Special Member shall only have the rights and duties expressly set forth in this Agreement.

B.           Rules of Construction

Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms.  The words "include" and "including" shall be deemed to be followed by the phrase "without limitation."  The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision.  The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement.  All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

SCHEDULE B

Member

Name	Mailing Address	Agreed Value of Capital Contribution	Membership Interest
Resource Real Estate Investors 6, L.P.	712 Fifth Avenue, 10th Floor, New York, NY 10019	$______________	100%

B-1